UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) if the Securities
Exchange Act of 1934 (Amendment No.      )

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MASSBANK CORP.

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MASSBANK CORP.
123 Haven Street
Reading, Massachusetts 01867
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 18, 2006
To the Stockholders of
     MASSBANK CORP.:
      The Annual Meeting of Stockholders of MASSBANK Corp. will be held at the Sheraton Ferncroft Resort, 50 Ferncroft Road, Danvers, Massachusetts on Tuesday, April 18, 2006 at 10:00 a.m. (together with all adjournments and postponements thereof, the “Annual Meeting”), for the following purposes:

1. To consider and act upon a proposal to elect four Class II Directors to serve until the 2009 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; and

2. To consider and act upon any other matters which may properly come before the Annual Meeting.
      Only stockholders of record at the close of business on February 27, 2006 are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

Robert S. Cummings, Secretary
Reading, Massachusetts
March 20, 2006
      WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU WISH TO VOTE YOUR STOCK IN PERSON AT THE ANNUAL MEETING, YOUR PROXY MAY BE REVOKED.

MASSBANK CORP.
PROXY STATEMENT
FOR
2006 ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 18, 2006
       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MASSBANK Corp. (the “Corporation”) for the 2006 Annual Meeting of Stockholders of the Corporation to be held on Tuesday, April 18, 2006 at 10:00 a.m., and any adjournments or postponements thereof, at the Sheraton Ferncroft Resort, 50 Ferncroft Road, Danvers, Massachusetts (the “Annual Meeting”). At the Annual Meeting, stockholders will consider and act upon (1) the election of four Class II Directors of the Corporation, and (2) any other matters properly brought before the Annual Meeting.
      Stock transfer books will not be closed, but the Board of Directors has fixed the close of business on February 27, 2006 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. On that date, there were outstanding 4,338,629 shares of Corporation common stock, par value $1.00 per share (“Common Stock”), and the holders thereof on that date are entitled to one vote for each share held by them on all matters to be voted upon at the Annual Meeting.
      The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The Corporation intends to count abstentions and broker non-votes as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because such broker or other nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.
      A quorum being present, Directors will be elected by a plurality of the votes cast. Votes may only be cast in favor or withheld from the nominees; there is no ability to abstain. Accordingly, votes that are withheld and broker non-votes will have no effect on the results of the vote for the election of Directors.
      The cost of soliciting proxies will be borne by the Corporation. The solicitation of proxies by mail may be followed by the solicitation of certain stockholders by officers or regular employees of the Corporation by telephone or in person. The Corporation will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Corporation will reimburse such holders for their reasonable expenses.
      The enclosed proxy, if executed and returned, may be revoked at any time before it has been exercised (1) by delivery of a revocation in writing to the Secretary of the Corporation at the principal executive offices of the Corporation (123 Haven Street, Reading, Massachusetts 01867), (2) by delivering a later-dated proxy, or (3) by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not by itself constitute revocation of a proxy.
      Stockholders are requested to complete, date, sign and promptly return the accompanying proxy in the enclosed envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the four nominees for Class II Directors set forth herein. It is not anticipated that any other matters than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

      The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to stockholders is March 20, 2006. The Corporation’s 2005 Annual Report, including audited financial statements for the fiscal year ended December 31, 2005, is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy soliciting materials.
PROPOSAL ONE
ELECTION OF DIRECTORS
      In accordance with the Corporation’s Restated Certificate of Incorporation and By-Laws, the Board of Directors is divided into three approximately equal classes, with each Director serving for a term of three years and until their successors are duly elected and qualified. As a consequence, the term of only one class of Directors expires each year, and their successors are elected for terms of three years. The Board of Directors is presently comprised as follows:

Class I:	Messrs. Brandi, Latham, and Rucci, who were elected to serve until the 2008 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Class II:	Ms. Camilli, Ms. Pettinelli, Mr. Bufferd and Dr. Stackhouse, who were elected to serve until the 2006 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Class III:	Messrs. Bedell, Costello and Marshall, who were elected to serve until the 2007 Annual Meeting of Stockholders and until their successors are duly elected and qualified.
      The Nominating Committee of the Board of Directors has nominated Mr. Bufferd and Messes. Camilli and Pettinelli who are each a current Class II Director, and Mr. Carr, for election at the Annual Meeting to serve until the 2009 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Each of Messrs. Bufferd and Carr and Messes. Camilli and Pettinelli has agreed to stand for election at the Annual Meeting as Class II Directors. If the nominees are elected, the Board of Directors will be comprised of 10 members. Dr. Stackhouse is retiring as a Director and was, therefore, not nominated for election to another term.
      Unless otherwise noted thereon, proxies solicited hereby that are executed and returned on a timely basis will be voted FOR the election of the Board of Directors’ nominees. The Corporation believes that each nominee for Director will be able to serve. If one or more of such nominees should be unable to serve, the individuals named in the enclosed proxy will vote for such other person or persons, if any, as the Board of Directors at the time may recommend to serve in place of the person or persons unable to serve.
The Board of Directors recommends that stockholders vote FOR the election of its nominees.

Information Regarding Nominees and Directors
      Set forth below is information regarding (1) the nominees for election as Class II Directors at the Annual Meeting, and (2) all other continuing Directors of the Corporation.

Mathias B. Bedell	Retired as President of Bedell Brothers Insurance Agency

Mr. Bedell, 73, has served as a Director since 1986 and as a Trustee since 1965. Mr. Bedell is also a member of the Executive Committee of the Corporation and a Director and Executive Committee member of MASSBANK (the “Bank”), the Corporation’s principal subsidiary. He also serves on the Insurance Committee of the Corporation and the Nominating Committee of the Corporation, and as Chairman of the Compensation and Option Committee of the Corporation.

Gerard H. Brandi	Chairman of the Board, President and Chief Executive Officer, MASSBANK Corp. and MASSBANK

Mr. Brandi, 57, has served as a Director since 1986. He first joined a predecessor bank in 1975 and became a Trustee in 1978. He has served the Bank and the Corporation in various capacities over the past 30 years. Mr. Brandi was named President of the Corporation and the Bank in 1986, Chief Executive Officer in 1992 and Chairman in 1993. Mr. Brandi is also Chairman of the Executive Committees of the Corporation and the Bank, a member of the Risk Management and Asset/ Liability Committee of the Corporation and a member of the Trust Committee of the Bank. He is a Director of the Depositors Insurance Fund and a member of its Executive Committee, Watch Bank Committee and Compensation Committee. He is a Director and member of the Audit Committee of the New England Automated Clearing House and Director and member of the Audit Committee and Chairman of the Risk Management Committee of the Connecticut On Line Computer Center. He also serves as a Director of the Lowell Development and Financial Corp., Director of the Lowell Plan, Treasurer and Director of the Massachusetts Society for the Prevention of Cruelty to Animals and Chairman of its Audit and Investment Committees. He is also a Director and member of the Executive Committee of the Savings Banks Employees Retirement Association and Chairman of its Investment Committee.

Allan S. Bufferd	Treasurer, Massachusetts Institute of Technology

Mr. Bufferd, 68, has served as a Director since 1995. He is a member of the Executive Committee of the Corporation and a Director and Executive Committee member of the Bank. He is also a member of the Risk Management and Asset/ Liability Committee of the Corporation and the Audit Committee of the Corporation. Mr. Bufferd has served as Treasurer of Massachusetts Institute of Technology from 1999 to present. Prior to that, he served as Deputy Treasurer and Director of Investments at Massachusetts Institute of Technology. Mr. Bufferd serves as a Trustee of the Whiting Foundation and a Trustee of Wheelock College. He is also a member of the Investment Advisory Board of the Alaska Permanent Fund Corporation, the Grayce B. Kerr Foundation, and an investment advisor to the National University of Singapore. In addition, he is the Chairman of the Harvard Cooperative Society and a Director of the Harvard Cooperative Society, the Beth Israel Deaconess Medical Center, Controlled Risk Insurance Company (CRICO), Adveq (Switzerland), Explorations, Inc., and Morgan Stanley Prime Property Fund. Mr. Bufferd serves on the compensation committee of each of the Harvard Cooperative Society, Beth Israel Deaconess Medical Center, CRICO and Explorations, Inc.

Kathleen M. Camilli	President, Camilli Economics, LLC

Ms. Camilli, 47, has served as a Director since 2003. Ms. Camilli is a member of the Risk Management and Asset/ Liability Committee of the Corporation. Ms. Camilli is one of the nation’s top economic forecasters and independent economists. Her firm, Camilli Economics, provides clients with ‘real world‘ economic guidance for smart business and financial decisions. A frequent commentator, author and speaker, Ms. Camilli appears regularly on CNN, CNBC, The NewsHour with Jim Lehrer, Nightly Business Report and Bloomberg Business News. Ms. Camilli is on the Board of Directors of the Money Marketers of New York University, the National Association of Business Economists (NABE), and The National Council on Economic Education. She is a contributor to Blue Chip Financial Forecasts. Ms. Camilli is a member of the Financial Women’s Association, the New York Women’s Bond Club, the Forecasters Club, and the New York Association of Business Economists. Her civic activities include serving on the Board of the Epiphany School Foundation.

Stephen W. Carr	Retired Partner, Attorney, Goodwin Procter LLP

Mr. Carr, 63, retired as partner of Goodwin Procter LLP in 2004. He is a director and member of the Audit Committee of Management Sciences for Health, the Concord Museum, and CC Pools, Inc.

Alexander S. Costello	Teacher, Brooks School

Mr. Costello, 52, has served as a Director since 1993. He is a member of the Audit Committee of the Corporation. Mr. Costello was the Chairman of the Board of Directors of The Lowell Plan, a non-profit organization dedicated to the revitalization of the City of Lowell, and is a member of the Board of Governors of Saints Memorial Medical Center in Lowell. Mr. Costello is also the former Editorial Page Editor of the Lowell Sun.

O. Bradley Latham	Attorney, Principal, Latham, Latham & Lamond, P.C.

Mr. Latham, 65, has served as a Director since 2005. He is a member of the Insurance Committee of the Corporation. Mr. Latham is a principal in the law firm of Latham, Latham & Lamond, PC in Reading. Mr. Latham is also a Trustee of Stoneham Theater and Director of the Reading Scholarship Foundation. He has served as an arbitrator for the American Arbitration Association, Chairman of the Regional Board of the American Red Cross, Chairman of the Regional Board of the American Cancer Society and a Delegate for the Easter Seal Society. He serves as a pro bono counsel for the Reading Ice Arena Authority.

Stephen E. Marshall	Retired as President and Treasurer, C. H. Cleaves Insurance Agency, Inc.

Mr. Marshall, 67, has served as a Director since 1986 and as a Trustee of a predecessor bank since 1972. He is a member of the Executive Committee of the Corporation and a Director and a member of the Executive Committee of the Bank. Mr. Marshall is also Chairman of the Insurance Committee of the Corporation and a member of the Nominating Committee of the Corporation. Mr. Marshall’s affiliations include the Professional Insurance Agents of Massachusetts. Mr. Marshall is associated with various local charitable, civic and church organizations.

Nancy L. Pettinelli	Executive Director, Visiting Nurse Association of Greater Lowell, Inc.

Ms. Pettinelli, 59, has served as a Director since 1998. She is a member of the Compensation and Option Committee of the Corporation and the Insurance Committee of the Corporation. Ms. Pettinelli was the Director of Clinical Services for the Visiting Nurse Association of Greater Lowell, Inc. from 1986 through April 1995 and has served as its Executive Director thereafter. Ms. Pettinelli serves as President of the Board of Directors of The Home and Healthcare Association of Massachusetts, Inc. and on the Board of Directors of the Visiting Nurse Associations of New England, Inc. Ms. Pettinelli also serves on the Compensation Committees of each of The Home and Healthcare Association of Massachusetts, Inc. and The Visiting Nurse Association of New England, Inc.

William F. Rucci, Jr.	Certified Public Accountant, Partner, Rucci, Bardaro & Barrett, PC

Mr. Rucci, 46, has served as a Director since 2005. He is Chairman of the Audit Committee of the Corporation, a member of the Executive Committee of the Corporation, and a Director and member of the Executive Committee of the Bank. Mr. Rucci is the President of the Accounting/ Consulting firm of Rucci, Bardaro & Barrett, PC and is Co-Director of the Russell Bedford International Corporate Tax Group. He is a Trustee and Chairman of the Audit and Compliance Committee of Hallmark Health Systems, Inc., and a Director and past President of the Malden Industrial Aid Society. Mr. Rucci is a member of the American Institute of Certified Public Accountants and Massachusetts Society of Certified Public Accountants, where he is a member of the M.A.P. (Management of an Accounting Practice) Committee.
      The following table shows the number of shares of the Corporation’s Common Stock beneficially owned by each Director or nominee and each named executive officer of the Corporation as of February 1, 2006.

	Shares of
	Common Stock
	Beneficially		Percent of
Name	Owned(1)		Class(2)

Mathias B. Bedell	38,515	(3)	*
Gerard H. Brandi	262,358	(4)(5)	6.0%
Allan S. Bufferd	10,475	(6)	*
Kathleen M. Camilli	2,500		*
Stephen W. Carr	—	(7)	—
Reginald E. Cormier	71,200	(5)	1.6%
Alexander S. Costello	12,875		*
O. Bradley Latham	—		—
Stephen E. Marshall	11,575	(8)	*
James L. Milinazzo	—		—
Nancy L. Pettinelli	5,750		*
William F. Rivers	4,000		*
William F. Rucci, Jr.	128		*
Dr. Donald B. Stackhouse	29,235	(9)	*
Donna H. West	59,101	(5)(10)	1.4%
All Directors and executive officers as a group (17 persons)	536,190	(5)(11)	11.9%

*	Less than 1%.

(1)	Unless otherwise indicated, each person named has sole voting and sole investment power with respect to all shares indicated. Includes the following number of shares that the above listed Directors and executive officers, as applicable, have the right to acquire within 60 days through the exercise of options granted pursuant to the Corporation’s 2004 Stock Option and Incentive Plan and 1994 Stock Incentive Plan: Mr. Bedell, 11,250 shares; Mr. Brandi, 27,250 shares; Mr. Bufferd, 8,375 shares; Ms. Camilli, 2,500 shares; Mr. Cormier, 21,125 shares; Mr. Costello, 8,375 shares; Mr. Marshall, 10,250 shares; Ms. Pettinelli, 5,750 shares; Mr. Rivers, 2,000 shares; Dr. Stackhouse, 11,250 shares; and Ms. West, 21,125 shares, and all directors and executive officers as a group (17 persons) — 146,875 shares. Does not include the following number of units of securities (contracts issued to the holder under the Corporation’s Deferred Compensation Plan) whose value per unit is derived from changes in the market price per share of the Corporation’s Common Stock: Mr. Bufferd, 1,983 units; Mr. Marshall, 1,163 units, and Ms. Pettinelli 1,121 units.

(2)	Calculated on the basis of 4,346,129 outstanding shares as of February 1, 2006.

(3)	Includes 5,526 shares owned by Mr. Bedell’s spouse, as to which shares Mr. Bedell disclaims beneficial ownership.

(4)	Includes 1,570 shares held by Mr. Brandi as custodian for various nieces and nephews and 18,049 shares owned by Mr. Brandi’s spouse, as to all of which shares Mr. Brandi disclaims beneficial ownership. Also includes 163,739 shares owned jointly with Mr. Brandi’s spouse, with respect to which shares Mr. and Mrs. Brandi share voting and investment power.

(5)	Includes shares allocated to the accounts of executive officers under the Bank’s Employee Stock Ownership Plan (the “ESOP”). The number of such allocated shares included in the above table is as follows: Mr. Brandi — 28,221; Mr. Cormier — 11,128; Ms. West — 13,181; and all executive officers as a group (seven persons) — 58,384.

(6)	Voting and investment power for these shares (other than shares which may be acquired through the exercise of options as described above) is shared with spouse as to all shares indicated.

(7)	On February 10, 2006, Mr. Carr purchased 2,500 shares of the Corporation’s Common Stock.

(8)	Includes 1,125 shares owned jointly with Mr. Marshall’s spouse, with respect to which shares Mr. and Mrs. Marshall share voting and investment power.

(9)	Includes 8,150 shares owned by Dr. Stackhouse’s spouse, as to which shares Dr. Stackhouse disclaims beneficial ownership.

(10)	Includes 808 shares held by Ms. West as custodian for her minor grandchildren, as to which shares Ms. West disclaims beneficial ownership.

(11)	Includes 146,875 shares that such persons have the right to acquire through the exercise of options granted pursuant to the Corporation’s 2004 Stock Option and Incentive Plan and 1994 Stock Incentive Plan.
Board and Committee Meetings
      During 2005, the Board of Directors of the Corporation held four meetings, the Executive Committee of the Corporation held 10 meetings, the Audit Committee of the Corporation held six meetings, the Compensation and Option Committee of the Corporation held one meeting, and the Nominating Committee of the Corporation held four meetings. During 2005, each incumbent Director attended at least 75% of the aggregate number of meetings of the Corporation’s Board of Directors and of the committees of which he or she was a member, with the exception of Ms. Camilli. While the Corporation encourages each Director to attend each Annual Meeting of Stockholders, it has no formal policy concerning such attendance. All Directors except Ms. Camilli attended last year’s Annual Meeting of Stockholders. In addition, although the Corporation does not have a formal policy regarding stockholders communicating with its Board of Directors, if a stockholder wishes to communicate with any of the Directors or the Board of Directors as a group, stockholders may do so in a writing sent to such individual Director or Board of Directors at the Corporation’s principal executive offices (123 Haven Street, Reading, Massachusetts 01867).
      Executive Committee. For 2005, the Executive Committee of the Corporation consisted of Messrs. Bedell, Brandi, Bufferd, Marshall and Rucci and Dr. Stackhouse and is vested with the authority of the Board of Directors in most matters between Board meetings.
      Audit Committee. For 2005, the Audit Committee of the Corporation consisted of Messrs. Bufferd, Costello and Rucci. The Audit Committee is responsible for, among other matters, reviewing the Corporation’s financial statements and the scope of the audit, reviewing the Corporation’s internal financial and accounting controls, the appointment of the Corporation’s independent registered public accountants and the pre-approval of both the external audit fees and the engagement of the Corporation’s auditors to perform non-audit services. In addition, the Audit Committee generally oversees the Corporation’s internal compliance programs. For 2005, the Board of Directors determined that Messrs. Bufferd and Rucci were “audit committee financial experts” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors also determined that each of the members of the Audit Committee for 2005 was “independent” under the rules of the Securities and Exchange Commission (“SEC”) and the National Association of Security Dealers. The Audit Committee has a written charter adopted by the Board of

Directors, which charter was attached as Exhibit C to the proxy statement for the 2004 Annual Meeting of Stockholders. The charter is also available on the Corporation’s website at www.massbank.com and will be sent in paper form to any stockholder who submits a request to the Corporation’s Secretary at the Corporation’s principal executive offices (123 Haven Street, Reading, Massachusetts 01867). The Board of Directors has adopted a Code of Ethics Policy that includes as Appendix A-1 an Employee Complaint Procedure for Accounting and Auditing Matters, which is also available on the Corporation’s website at www.massbank.com and will be sent in paper form to any stockholder who submits a request to the Corporation’s Secretary at the Corporation’s principal executive offices (123 Haven Street, Reading, Massachusetts 01867). The Audit Committee’s report on the Corporation’s audited financial statements for the fiscal year ended December 31, 2005 appears elsewhere in this Proxy Statement.
      Compensation and Option Committee. For 2005, the Compensation and Option Committee of the Corporation consisted of Mr. Bedell, Dr. Stackhouse and Ms. Pettinelli. For 2005, the Board of Directors has determined that each member of the Compensation and Option Committee was “independent” under the rules of the SEC and the National Association of Securities Dealers. The Compensation and Option Committee is responsible for making recommendations to the Board of Directors of the Bank with respect to the policies that govern both annual compensation and incentive stock ownership programs for the employees of the Bank. The Compensation and Option Committee’s report on executive compensation appears elsewhere in this Proxy Statement.
      Nominating Committee. For 2005, the Nominating Committee of the Corporation consisted of Messrs. Bedell and Marshall and Dr. Stackhouse. The Nominating Committee is responsible for selecting and nominating individuals for election as Directors and executive officers. The Board of Directors has determined that each of the Directors serving on the Nominating Committee is “independent” in accordance with the rules of the SEC and the National Association of Securities Dealers. The Nominating Committee also considers the recommendation of any stockholder with respect to nominees for election to the Board of Directors if such recommendation is timely, in accordance with, and is accompanied by the information required by, the Corporation’s By-Laws. To make a recommendation, a stockholder should send the nominee’s name and supporting information to the Secretary of the Corporation at the Corporation’s principal executive offices (123 Haven Street, Reading, Massachusetts 01867). For more information, please see the section of the Proxy Statement entitled “Stockholder Proposals.” At a minimum, each nominee, whether proposed by a stockholder or any other party, is expected to have the highest personal and professional integrity, a depth and breadth of business and civic experience in leadership positions (particularly in the markets served by the Corporation), other ties to the Corporation’s markets and a background that is complementary to the other Directors so as to further the long-term interests of the Corporation and its stockholders. The Nominating Committee will evaluate all such proposed nominees in the same manner, with no regard to the source of the initial recommendation of such proposed nominee. In seeking candidates to consider for nomination to fill a vacancy on the Board of Directors, the Nominating Committee may solicit recommendations from a variety of sources, including current Directors, the Chief Executive Officer of the Corporation and other executive officers. The Nominating Committee may also engage a search firm to identify or evaluate or assist in identifying or evaluating candidates. The Board of Directors has not adopted a charter for the Nominating Committee. Mr. Carr was recommended to the Nominating Committee based on his standing in the Corporation’s market area as well as being well known by many of the Directors and management of the Corporation.
      Please note, the information contained in our website is not incorporated by reference in, or considered a part of, this Proxy Statement.
Director Independence
      The Board of Directors has determined that each of Messrs. Bedell, Bufferd, Costello, Marshall and Rucci, Dr. Stackhouse, and Messes. Camilli and Pettinelli is an “independent director” in accordance with the rules of the National Association of Securities Dealers. Therefore, a majority of the Board of Directors is comprised of independent directors.

Meetings of Independent Directors
      Independent directors of the Corporation periodically meet in executive sessions outside the presence of management. For 2005, the presiding Director for these meetings was Dr. Stackhouse.
PRINCIPAL STOCKHOLDERS
      The following table sets forth information with respect to each holder who, to the knowledge of the Corporation, beneficially owned more than 5% of the Corporation’s Common Stock as of December 31, 2005 based on certain filings made under Section 13 of the Exchange Act. All such information was provided by stockholders and reflects their beneficial ownership as of the dates specified in the footnotes to the table.

	Amount of	Percent of
	Beneficial Ownership of	Common Stock
Name and Address	Corporation’s Common Stock	Beneficially Owned

Private Capital Management, Inc.(1)	411,842	9.5%
8889 Pelican Bay Blvd. Naples, FL 34108
Jeffrey L. Gendell, et. al.(2)	288,276	6.6%
55 Railroad Avenue, 3rd Floor Greenwich, CT 06830
Gerard H. Brandi(3)	262,358	6.0%
MASSBANK Corp. 123 Haven Street Reading, MA 01867
Dimensional Fund Advisors Inc.(4)	237,115	5.5%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401

(1)	Private Capital Management, L.P. (“PCM”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 (the “Advisers Act”). According to a filing made by PCM with the SEC on Schedule 13G/A dated February 14, 2006, PCM, in its role as investment adviser, has shared voting power and shared dispositive power over the 411,842 above shares, which had been purchased for the accounts of investment advisory clients of PCM. Bruce S. Sherman, CEO of PCM, and Gregg J. Powers, President of PCM, are listed as reporting persons on the filing.

(2)	Jeffrey L. Gendell filed with the SEC a Schedule 13G on November 23, 2005 on behalf of himself and the following other reporting persons: Totine Financial Partners, L.P., a private investment limited partnership (“TFP”), and Tontine Management, L.L.C., the general partner of Tontine Financial Partners, L.P. (“TM”). According to this filing, Mr. Gendell serves as the managing member of TM and the general partner of TFP. In addition, according to this filing, TFP, TM and Mr. Gendell possess shared voting and dispositive power over 288,276 of the above shares.

(3)	Gerard H. Brandi is the Chairman of the Board of Directors, and President and Chief Executive Officer of the Corporation. According to a filing made by Mr. Brandi with the SEC on Schedule 13G/A dated February 17, 2006, Mr. Brandi possesses sole voting power over 85,570 of the above shares, shared voting power over 158,739 of the above shares, sole dispositive power over 57,349 of the above shares and shared dispositive power over 158,739 of the above shares.

(4)	Dimensional Fund Advisors Inc. (“Dimensional”) is an investment adviser registered under Section 203 of the Advisers Act, which furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively, the “Funds”). According to a filing made by Dimensional with the SEC on Schedule 13G/A dated February 6, 2006, Dimensional, in its role as investment adviser and investment manager, possesses sole voting power and sole dispositive power over the 237,115 above shares, which are owned by the Funds and disclaims beneficial ownership of the shares owned by the Funds.

EXECUTIVE COMPENSATION
      Until the Corporation becomes actively involved in other business, no separate compensation is being paid to the executive officers of the Corporation, all of whom are executive officers of the Bank and receive compensation as such.
Summary Compensation Table
      The following table sets forth for the fiscal years ended December 31, 2005, 2004 and 2003, a summary of the compensation paid by the Bank to the Chief Executive Officer and the other four highest paid executive officers in 2005.

					Long Term Compensation

	Annual Compensation				Awards		Payouts

				Other	Restricted
				Annual	Stock	Securities	Payouts	All Other
		Salary	Bonus	Compensation	Award(s)	Underlying	LTIP	Compensation
Name and Principal Position	Year	($)	($)	($)	($)	Options(#)	($)	($)(1)

Gerard H. Brandi	2005	481,800	0	(2)	0	3,000	0	67,285	(3)
Chairman, President	2004	462,000	0	(2)	0	2,500	0	63,776	(3)
and Chief Executive	2003	447,000	0	(2)	0	2,500	0	63,540	(3)
Officer
James L. Milinazzo(4)	2005	103,000	3,000	(2)	0	0	0	0
Senior Vice President,	2004	—	—	—	—	—	—	—
Lending	2003	—	—	—	—	—	—	—
Donna H. West	2005	153,600	3,000	(2)	0	2,500	0	7,092	(5)
Senior Vice President,	2004	146,400	2,000	(2)	0	2,500	0	6,344	(5)
Community Banking	2003	141,300	0	(2)	0	1,000	0	7,191	(5)
Reginald E. Cormier	2005	143,400	3,000	(2)	0	2,500	0	6,619	(6)
Senior Vice President,	2004	135,600	2,000	(2)	0	2,500	0	5,871	(6)
Treasurer and Chief	2003	130,800	0	(2)	0	1,000	0	6,639	(6)
Financial Officer
William F. Rivers(7)	2005	109,800	2,000	(2)	0	2,000	0	0
Vice President,	2004	27,000	500	(2)	0	0	0	0
Operations	2003	—	—	—	—	—	—	—

(1)	Includes (i) the cash value of shares of MASSBANK Corp. Common Stock acquired by the ESOP and allocated to the named party (but excluding any allocation of dividends and interest thereunder), and (ii) such other items as are disclosed in individual footnotes below. Such cash value was determined by multiplying the number of shares of Common Stock so allocated by the closing price of the Common Stock on December 31 of the applicable year.

(2)	Perquisites did not exceed 10% of total salary and bonus.

(3)	Consists of the Bank’s payment of permanent life insurance premiums in the amount of $3,226 in each of 2005, 2004 and 2003 under Mr. Brandi’s executive supplemental retirement agreement, ESOP allocations valued at $9,359, $8,650 and $9,914 representing 284, 231 and 231 shares of Common Stock on December 31, 2005, 2004 and 2003, respectively, determined in accordance with footnote 1 above, and contributions of $54,700, $51,900, and $50,400 to a rabbi trust for a deferred compensation program for Mr. Brandi in 2005, 2004 and 2003, respectively.

(4)	Mr. Milinazzo was hired by the Corporation effective March 1, 2005.

(5)	Consists of ESOP allocations of $7,092, $6,344 and $7,191 representing 215, 169 and 167 shares of Common Stock at December 31, 2005, 2004 and 2003, respectively, determined in accordance with footnote 1 above.

(6)	Consists of ESOP allocations of $6,619, $5,871 and $6,639 representing 201, 157 and 154 shares of Common Stock at December 31, 2005, 2004 and 2003, respectively, determined in accordance with footnote 1 above.

(7)	Mr. Rivers was hired by the Corporation effective September 27, 2004.

Option Grants
      The following table sets forth certain information regarding options granted during 2005 by the Corporation to the Chief Executive Officer and the other executive officers named above.

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Shares	Options			Price Appreciation for
	Underlying	Granted to	Exercise or		Option Term(1)
	Options	Employees in	Base Price
Name	Granted	Fiscal Year	Per Share	Expiration Date	5%	10%

Gerard H. Brandi	3,000	13.1%	$37.15	January 17, 2015	$70,090	$177,622
Chairman, President and Chief Executive Officer
James L. Milinazzo	—	—	—	—	—	—
Senior Vice President, Lending
Donna H. West	2,500	10.9%	$37.15	January 17, 2015	$58,409	$148,019
Senior Vice President, Community Banking
Reginald E. Cormier	2,500	10.9%	$37.15	January 17, 2015	$58,409	$148,019
Senior Vice President, Treasurer and Chief Financial Officer
William F. Rivers	2,000	8.8%	$37.15	January 17, 2015	$46,727	$118,415
Vice President, Operations

(1)	Represents the value of the options granted at the end of the option terms if the price of the Corporation’s Common Stock were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Value
      The following table sets forth certain information regarding options exercised during the fiscal year ended December 31, 2005 and in-the-money options held as of December 31, 2005 by the Chief Executive Officer and the other executive officers named above.

			Number of Shares Underlying	Value of Unexercised In-the-
			Unexercised Options at Fiscal	Money Options at Fiscal
	Shares Acquired	Value	Year End	Year End
Name	on Exercise	Realized(1)	Exercisable / Unexercisable(2)	Exercisable / Unexercisable(3)

Gerard H. Brandi	0	$0	26,750/0	$285,763/0
Chairman, President and Chief Executive Officer
James L. Milinazzo	0	$0	0/0	$0/0
Senior Vice President, Lending
Donna H. West	3,500	$80,834	18,625/0	$195,329/0
Senior Vice President, Community Banking
Reginald E. Cormier	500	$10,925	16,612/0	$160,101/0
Senior Vice President, Treasurer and Chief Financial Officer
William F. Rivers	0	$0	0/0	$0/0
Vice President, Operations

(1)	Value realized equals the aggregate market value of the shares acquired on the exercise date(s), less the applicable aggregate option exercise price(s).

(2)	Includes options exercisable within 60 days of December 31, 2005.

(3)	Year-end value is based on the closing market price per share on December 30, 2005 ($33.00), less the applicable aggregate option exercise price(s) of in-the-money options multiplied by the number of unexercised in-the-money options which are exercisable and unexercisable, respectively.
Comparative Stock Performance by the Corporation

Comparison of Five Year Cumulative Total Return
      The following chart compares the performance of the Common Stock of the Corporation (assuming reinvestment of dividends) to the total returns on the S&P 500 Index and the NASDAQ Bank Index over a five-year period. The S&P 500 Index is a well-known, unmanaged index of the prices of 500 large-company common stocks selected by Standard & Poor’s. The NASDAQ Bank Index is a broad based capitalization weighted index of domestic and foreign common stocks of banks that are traded on the NASDAQ National Market System as well as the SmallCap Market. The chart assumes a $100 investment was made on December 31, 2000 in the Common Stock of MASSBANK Corp., the stocks included in the S&P 500 Index and the stocks included in the NASDAQ Bank Index. The Corporation obtained the data for the chart from Bloomberg. The information about the indices that the Corporation obtained from Bloomberg is believed to be reliable, but neither the accuracy nor the completeness of such information is guaranteed by the Corporation.
Comparison of Five Year Cumulative Total Return
Among MASSBANK Corp., the S&P 500 Index and the NASDAQ Bank Index

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

MASSBANK Corp.	$100.00	$126.95	$155.06	$242.35	$216.85	$197.12
NASDAQ Bank Index	$100.00	$112.68	$120.50	$160.25	$182.16	$178.65
S&P 500 Index	$100.00	$88.12	$68.66	$88.34	$97.94	$102.74

Comparison of Ten Year Cumulative Total Return
      The following chart compares the performance of the Common Stock of the Corporation (assuming reinvestment of dividends) to the total returns on the S&P 500 Index and the NASDAQ Bank Index over a ten-year period. The chart assumes a $100 investment was made on December 31, 1995 in the Common Stock of MASSBANK Corp., the stocks included in the S&P 500 Index and the stocks included in the NASDAQ Bank Index. The Corporation obtained the data for the chart from Bloomberg. The information about the indices that the Corporation obtained from Bloomberg is believed to be reliable, but neither the accuracy nor the completeness of such information is guaranteed by the Corporation.
Comparison of Ten Year Cumulative Total Return
Between MASSBANK Corp., the S&P 500 Index and the NASDAQ Bank Index

	12/31/95	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

MASSBANK Corp.	$100.00	$123.46	$210.74	$177.19	$137.76	$142.34	$180.70	$220.71	$344.96	$308.67	$280.59
S&P 500 Index	$100.00	$122.94	$163.95	$210.80	$255.15	$231.93	$204.38	$159.23	$204.88	$227.14	$238.29
NASDAQ Bank Index	$100.00	$129.42	$215.62	$193.50	$182.27	$214.53	$241.74	$258.50	$343.88	$390.79	$383.26

Comparison of Fifteen Year Cumulative Total Return
      The following chart compares the performance of the Common Stock of the Corporation (assuming reinvestment of dividends) to the total return on the S&P 500 Index over a fifteen-year period. The chart assumes a $100 investment was made on December 31, 1990 in the Common Stock of MASSBANK Corp. and the stocks included in the S&P 500 Index. The Corporation obtained the data for the chart from Bloomberg. The information about the index that the Corporation obtained from Bloomberg is believed to be reliable, but neither the accuracy nor the completeness of such information is guaranteed by the Corporation.
Comparison of Fifteen Year Cumulative Total Return
Between MASSBANK Corp. and the S&P 500 Index(1)

	12/31/90	12/31/91	12/31/92	12/31/93	12/31/94	12/31/95	12/31/96	12/31/97

MASSBANK Corp.	$100.00	$130.04	$254.95	$276.84	$276.23	$394.14	$486.60	$830.61
S&P 500 Index	$100.00	$130.40	$140.32	$154.41	$156.44	$215.16	$264.52	$352.75

[Additional columns below]

[Continued from above table, first column(s) repeated]

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

MASSBANK Corp.	$698.40	$542.96	$561.03	$712.20	$869.91	$1,359.63	$1,216.59	$1,105.92
S&P 500 Index	$453.54	$548.97	$499.00	$439.74	$342.59	$440.81	$488.71	$512.69

(1)	This chart does not compare the performance of the Corporation’s Common Stock to the total return on the NASDAQ Bank Index because the total return on the NASDAQ Bank Index does not include the reinvestment of dividends prior to 1995.
Employment Agreements
      The Corporation and the Bank have employment agreements with Messrs. Brandi and Cormier and Ms. West and the Bank has employment agreements with Messrs. Milinazzo and Rivers (each an “Employment Agreement” and collectively, the “Employment Agreements”). Pursuant to the Employment Agreements, each officer will devote his or her full business time and best efforts to the business and affairs of the Corporation and/or the Bank, as the case may be.
      The term of the Employment Agreement with Mr. Brandi is three years, with a daily automatic extension of an additional one day for a continuous remaining term of three years unless either Mr. Brandi or the Corporation and the Bank gives notice of intent not to extend the term of the agreement. The term of the Employment Agreements with each of Ms. West and Messrs. Cormier and Rivers is two years, with a daily automatic extension of an additional one day for a continuous remaining term of two years unless either the respective officer or the Corporation and/or the Bank, as the case may be, gives notice of intent not to extend the term of the agreement. The term of the Employment Agreement with Mr. Milinazzo is one year, with a daily automatic extension of an additional one day for a continuous remaining term of one year unless either Mr. Milinazzo or the Bank gives notice of intent not to extend the term of the agreement. Pursuant to the

Employment Agreements, Mr. Brandi, Ms. West, Mr. Cormier, Mr. Milinazzo, and Mr. Rivers are paid current annual base salaries of $499,800, $160,800, $150,000, $127,920, and $112,800, respectively.
      Under the respective Employment Agreements, the Corporation or the Bank, as the case may be, may terminate the officer’s employment, without incurring any continuing obligations to him or her, at any time, for “cause,” as defined in the Employment Agreements. In addition, the Employment Agreements provide generally that if the Corporation or the Bank, as the case may be, were to terminate the officer’s employment for any reason other than for cause, or, solely with respect to Mr. Brandi, he were to terminate his employment for “good reason,” as defined in his Employment Agreement, the officer would be entitled to a severance payment from the Corporation or the Bank, as the case may be. This severance payment would be approximately equal to three times the sum of the officer’s current base compensation and most recent bonus (or average bonus if higher), plus the vesting of the officer’s stock-based awards and the continuation of benefits for a period of three years. The severance amount payable to Mr. Brandi in the foregoing situations would also include an additional payment approximately equal to 60% of the difference between Mr. Brandi’s current compensation and the current year’s compensation limit under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “Code”). In the case of Mr. Rivers, however, his severance payments from the Bank are approximately equal to two times the sum of his current base compensation and most recent bonus (or average bonus if higher), plus the vesting of his stock-based awards and the continuation of benefits for a period of two years. In the case of Mr. Milinazzo, his severance payments from the Bank are approximately equal to his current annual salary plus the vesting of his stock-based awards and the continuation of benefits for a period of one year.
      The Employment Agreements also generally provide that if there were a “Change in Control” of the Corporation, and if at any time during the two-year period following the Change in Control, either the Corporation or the Bank, as the case may be, were to terminate the employment of any of the officers for any reason other than for “cause” or if any of the officers were to terminate his or her employment for “good reason,” including a substantial adverse change in his or her title, or responsibilities or a reduction in his or her annual base salary, the officer would be entitled to receive a change in control payment, instead of a severance payment. In the case of Mr. Brandi, however, the change in control payment would be the same as his severance payment described above. In the case of the other officers, the change in control payment would be approximately equal to three times his or her average compensation over the five previous years of his or her employment with the Corporation or the Bank, as the case may be, plus the vesting of the officer’s stock-based awards and the continuation of benefits for a period of three years. For purposes of the Employment Agreements, a “Change in Control” is generally deemed to have occurred when (1) a person or group acquires beneficial ownership of 50% or more of the Common Stock of the Corporation, (2) as a result of a tender offer, proxy contest, merger or similar transaction, persons who were Directors before such transaction cease to constitute at least a majority of the Board of Directors of the Corporation, or (3) the stockholders of the Corporation approve a merger, a plan of liquidation or an agreement for the sale of all or substantially all of the Corporation’s assets.
      Generally, any payments to Mr. Cormier, Ms. West, Mr. Milinazzo, or Mr. Rivers under the Employment Agreements are subject to reduction if such payments are non-deductible by the Corporation or the Bank as a result of Section 280G of the Code. In the case of Mr. Brandi, however, if any payments under his Employment Agreement are non-deductible by the Corporation or the Bank and are subject to an excise tax to Mr. Brandi as a result of Section 4999 of the Code, then Mr. Brandi is entitled to an additional gross-up payment in an amount such that after Mr. Brandi pays all taxes on such gross-up payment, he will retain an amount equal to the excise tax imposed upon the payments.
      The Employment Agreements also contain provisions that generally prevent the officers from competing with the Bank or the Corporation, attempting to hire employees of the Bank or the Corporation or encouraging any customer to terminate its relationship with the Bank or the Corporation during the term of the officer’s employment. In addition, generally this provision will continue to apply for up to three years after the officer’s employment with the Bank or the Corporation is terminated, except following a Change in Control.

Pension Plan
      The Bank provides a retirement plan for all of its eligible employees through the Savings Banks Employees Retirement Association (“SBERA”), an unincorporated association of savings banks operating within Massachusetts, which provide services to or for savings banks and other organizations.
      The following table illustrates annual minimum pension benefits for retirement at age 65 under the most advantageous plan provisions (in effect for the plan year November 1, 2005 — October 31, 2006) available for various levels of compensation and years of service. The figures in this table are calculated on the basis of a straight-life annuity and are based on the assumption that the plan continues in its present form. The benefits are not subject to any deduction for Social Security or other offset amounts.

	Annual Pension Benefit Based on Years of Service

Average				25 Years
Compensation(1)(2)(3)	10 Years	15 Years	20 Years	or More

$100,000	$18,078	$27,117	$36,156	$45,195
120,000	22,278	33,417	44,556	55,695
140,000	26,478	39,717	52,956	66,195
170,000	32,778	49,167	65,556	81,945
200,000	39,078	58,617	78,156	97,695
210,000	41,178	61,767	82,356	102,945

(1)	Benefit based on 1.50% of Final Three Year Average Earnings up to Covered Compensation plus 0.60% of Average Earnings over Covered Compensation for each of the first 25 Years of Service.

(2)	Based on age 65 retirement in 2005.

(3)	Under applicable federal laws, the maximum compensation that may be used for plan years beginning in 2005 to calculate benefits under the Bank’s retirement plan is $210,000.
      Mr. Brandi, Mr. Cormier and Ms. West will have an estimated 38, 25 and 35 credited years of service, respectively, under the plan at age 65. Mr. Milinazzo and Mr. Rivers will have an estimated 14 and 16 credited years of service, respectively, under the plan at age 65.
Executive Supplemental Retirement Agreement
      The Corporation and the Bank have entered into an Executive Supplemental Retirement Agreement with Mr. Brandi. The Executive Supplemental Retirement Agreement provides in general for monthly payments upon retirement and for monthly payments to a beneficiary in lieu of retirement payments if Mr. Brandi dies prior to his retirement. Mr. Brandi’s agreement provides for 180 monthly payments of $2,500 upon his retirement and 120 monthly payments of $3,000 in the case of his death prior to retirement. The agreement is substantially funded by an insurance policy owned by the Bank on the life of Mr. Brandi.
REPORT OF THE AUDIT COMMITTEE
      The Corporation’s Audit Committee met six times in 2005. As noted earlier, the members of the Corporation’s Audit Committee during 2005 were Messrs. Rucci (Chairman), Bufferd and Costello. The Audit Committee, among other things, is responsible for the appointment of the Corporation’s independent registered public accountants and the pre-approval of both annual external audit fees and the engagement of the Corporation’s auditors to perform non-audit services. Furthermore, the Audit Committee selects independent registered public accountants, reviews the financial statements and the scope of the independent annual audit, reviews and reassesses the adequacy of the Audit Committee’s charter, reviews the independence of the independent registered public accountants, monitors internal financial and accounting controls and performs such other oversight functions as may be requested from time to time by the Board of Directors. Although the Audit Committee does not have a formal policy concerning the pre-approval of all services performed by the independent registered public accountants, the Audit Committee has in fact pre-approved all such services unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC.
Report:
      The Audit Committee has:

•	reviewed and discussed the audited financial statements with management and independent auditors;

•	discussed with the independent auditors the matters required to be discussed by SAS 61; and

•	received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and discussed with the independent auditors the auditors’ independence.
      Based on the review and discussions above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.
      This report has been furnished by William F. Rucci, Jr. (Chairman), Alexander S. Costello and Allan S. Bufferd, the members of the Audit Committee for 2005.
*     *     *     *
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
      The firm of Parent, McLaughlin & Nangle served as the Corporation’s independent registered public accountants for the year ended December 31, 2005 and is expected to serve as the Corporation’s independent registered public accountants for 2006. The firm of KPMG LLP served as the Corporation’s independent registered public accountants for the year ended December 31, 2004. A representative of Parent, McLaughlin & Nangle expects to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. The representative will be available to respond to appropriate questions.
      During the years ended December 31, 2005 and December 31, 2004, the Corporation was billed for the following fees by Parent, McLaughlin & Nangle and KPMG LLP, respectively:
Fees Paid to Independent Registered Public Accountants

	2005		2004

Audit Fees	$199,400		$353,000
Audit-Related Fees (Fees related to the audit of the Corporation’s Employee Stock Ownership Plan)	5,500		7,000
Tax Fees (Fees related to tax returns preparation and estimates of quarterly tax payments)	27,900	(1)	25,000
All Other Fees	0		0

Total	$232,800		$385,000

(1)	During fiscal 2005, the aggregate fees and expenses billed for professional services for tax returns preparations and estimates of quarterly tax payments, which totaled $27,900, were rendered by KPMG LLP.
      Of the services described above, 100% of such services were approved by the Audit Committee. The Audit Committee has considered whether the provision of the non-audit services above by Parent, McLaughlin & Nangle is compatible with maintaining the auditors’ independence and has concluded that it is.
      On March 31, 2005, the Audit Committee replaced KPMG LLP (“KPMG”) as the Corporation’s independent registered public accountants with Parent, McLaughlin & Nangle. KPMG resigned as the

Corporation’s independent registered public accountants as of such date. The reports issued by KPMG on the Corporation’s financial statements for each of the fiscal years December 31, 2003 and December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Corporation’s fiscal years December 31, 2003 and December 31, 2004 and through the date hereof there were no disagreements with KPMG on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure, which, if not resolved to KPMG’s satisfaction, would have caused them to make reference to the subject matter in connection with their report of the Corporation’s financial statements for such years; and there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K. On March 31, 2005, the Company engaged Parent, McLaughlin & Nangle to serve as the Company’s independent registered public accountants for the fiscal year ended December 31, 2005. During the fiscal years ended December 31, 2004 and December 31, 2003, the Company did not consult with Parent, McLaughlin & Nangle with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.
      For the fiscal year ended December 31, 2005, Parent, McLaughlin & Nangle’s audit report on the Corporation’s financial statements contained no adverse opinion or disclaimer of opinion; nor was its report qualified or modified as to uncertainty, audit scope, or accounting principles.
REPORT OF THE COMPENSATION AND OPTION COMMITTEE
      The Compensation and Option Committee (the “Compensation Committee”) of the Board of Directors of the Corporation for 2005 was comprised of the following independent Directors: Mathias B. Bedell (Chairman), Nancy L. Pettinelli and Donald B. Stackhouse. The Compensation Committee is responsible for making recommendations to the Board of Directors of the Bank with respect to the policies that govern both annual compensation and incentive stock ownership programs for the employees of the Bank.
Compensation Philosophy
      The goals of the compensation program are to align compensation with business objectives and performance and to enable the Bank to attract, retain and reward executive officers who contribute to the success of the Bank.
Structure of Compensation
      Compensation paid to the Bank’s Chief Executive Officer (“CEO”) and other executive officers consists primarily of the following elements: base salary, annual performance incentives in the form of cash bonuses and long-term performance incentives in the form of stock option awards, each as discussed below.
Base Salary
      Several factors determine base salary, including the Corporation’s performance, individual performance, compensation paid in prior years and compensation of officers employed by similar institutions. The Compensation Committee reviews competitive salary information from independent surveys. The Compensation Committee also consults with the CEO with respect to the salaries for the other executives. The Compensation Committee reviews recommendations of management for the annual salary, benefits and incentives budget as part of the overall planning and budgeting process of the Corporation and submits its recommendations to the Board of Directors of the Bank.
Chief Executive Officer Compensation
      The compensation paid to Gerard H. Brandi, the CEO of the Bank and the Corporation, consisted of his annual base salary, awards of stock options and deferred compensation contributions. For 2005, the Compensation Committee considered the following factors (without any specific weighting of these measures)

in determining the compensation to be paid to Mr. Brandi: the Corporation’s size and performance, including its profitability, efficiency and share price performance, Mr. Brandi’s performance and the compensation of chief executive officers at similar institutions. Based on these factors, Mr. Brandi’s annual salary was increased, effective January 1, 2006, from $481,800 to $499,800. Additionally, Mr. Brandi was granted 3,000 stock options in January 2006, which stock options vest annually over a five year period beginning in January 2007.
Incentive Programs
      Profit Sharing and Incentive Compensation Bonus Plan. All non-officer employees of the Bank are eligible to receive annual profit-sharing distributions based on the Corporation’s net income. All officers and senior executives (including the CEO) are eligible to receive incentive bonuses based upon the following factors (without any specific weighting of these measures): the Corporation’s net income, return on assets, earnings per share and other specific goals and objectives. There were no profit sharing or incentive compensation bonus distributions in 2005 because the criteria for making such distributions were not met in 2005.
      Stock Option Awards. The Corporation’s 1986 Stock Option Plan, 1994 Stock Incentive Plan and 2004 Stock Option and Incentive Plan are intended as performance incentives for participants who contribute to the attainment of long-term strategic objectives of the Corporation. The Plans enable persons to whom options are granted to acquire or increase a proprietary interest in the success of the Corporation. The long-term strategic objectives of the Corporation are set forth in a five-year strategic plan which is revised annually. Because some of the Corporation’s strategic objectives were attained, stock options were awarded to the CEO, Directors and Bank officers.
      The Committee’s policy with respect to Section 162(m) of the Code is to make every reasonable effort to ensure that compensation is deductible to the extent permitted and appropriate, while simultaneously providing the Corporation’s executives with appropriate rewards for their performance.
      This report has been furnished by Mathias B. Bedell (Chairman), Nancy L. Pettinelli and Donald B. Stackhouse, the members of the Compensation Committee.
*     *     *     *
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      In 2005, the Compensation and Option Committee of the Board of Directors was comprised of Messrs. Bedell (Chairman), Ms. Pettinelli and Dr. Stackhouse, all of whom are non-employee Directors of the Corporation. The Corporation is not aware of any compensation committee interlocks.
DIRECTOR COMPENSATION
      Members of the Board of Directors of the Corporation (excluding Executive Committee members and employees of the Corporation or the Bank) received during 2005, and will receive during 2006, $1,000 for each Board of Directors or committee meeting attended during 2005 and 2006, respectively. Members of the Executive Committee received during 2005, and will receive during 2006, $500 for each Board of Directors meeting attended during 2005 and 2006, respectively. In addition, members of the Executive Committee (excluding employees of the Bank) received during 2005, and will receive during 2006, an annual payment of $6,000, and such members of the Executive Committee received during 2005, and will receive during 2006, an additional $500 for each meeting attended of any committee of the Corporation during 2005 and 2006, respectively. Directors of the Corporation and the Bank also are reimbursed for expenses incurred in connection with attendance at the meetings. During 2005, the chairmen of the various committees (other than the Executive Committee) received, and will receive in 2006, an additional $50 for each committee meeting over which they presided and the Secretary of the Corporation, who is also the Clerk of the Bank, received, and will receive in 2006, an annual payment of $1,000. In addition, during 2005, each non-employee director received options to purchase 1,000 shares of the Corporation’s Common Stock. Members of the Executive Committee received options to purchase an additional 1,000 shares of the Corporation’s Common Stock. Members of the Audit Committee received in 2005, and will receive in 2006, an additional annual payment of $1,000.
INDEBTEDNESS OF MANAGEMENT
      From time to time the Bank makes loans to Directors, executive officers or their affiliates. All of such loans are current and were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.
EQUITY COMPENSATION PLAN INFORMATION
      The following table provides information as of the end of the fiscal year ended December 31, 2005 regarding shares of Common Stock of the Corporation that may be issued under the Corporation’s existing equity compensation plans, including the Corporation’s 2004 Stock Option and Incentive Plan, 1994 Stock Incentive Plan and 1986 Stock Option Plan.

Equity Compensation Plan Information

Number of securities
remaining available for
	Number of securities to be		Weighted Average		future issuance under
	issued upon exercise of		exercise price of		equity compensation plan
	outstanding options,		outstanding options,		(excluding securities
Plan category	warrants and rights		warrants and rights		referenced in column (a))

	(a)		(b)		(c)
Equity compensation plans approved by security holders(1)	267,638	(2)	$26.95	(3)	366,650	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	267,638	(2)	$26.95	(3)	366,650	(4)

(1)	Consists of Corporation’s 2004 Stock Option and Incentive Plan, 1994 Stock Incentive Plan and 1986 Stock Option Plan.

(2)	Includes 16,001 deferred stock units outstanding under the 1994 Stock Incentive Plan and the 2004 Stock Option and Incentive Plan. The Corporation has established a so called “Rabbi Trust” for the benefit of Directors under a Director Deferred Compensation Plan. This plan allows Directors to defer their cash director fees and receive upon retirement that number of shares of the Corporation’s Common Stock that they would have owned if they had not deferred those fees and instead invested them in the Corporation’s Common Stock. The trustee of the trust regularly purchases shares of the Corporation’s Common Stock in the open market with fees deferred by the Directors.

(3)	Does not include information about the deferred stock units under the 1994 Stock Incentive Plan and the 2004 Stock Option and Incentive Plan because these units do not have an exercise price.

(4)	Consists of shares that were available for issuance as of December 31, 2005 under the 2004 Stock Option and Incentive Plan.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
      During 2005, the Corporation paid legal fees to the law firm of Latham, Latham & Lamond, P.C., of which Mr. Latham, a Director, is a principal, for matters related to residential real estate closings for the Corporation as well as legal advice related to certain issues involving customers and retail banking.

Mr. Latham has notified the Corporation that the legal fees paid by the Corporation to Latham, Latham & Lamond, P.C. during 2005 did not exceed 5% of the firm’s gross revenues for that year.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      The Corporation’s Directors, executive officers and beneficial owners of more than 10% of its Common Stock are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Copies of those reports must also be furnished to the Corporation. Based solely on a review of reports furnished to the Corporation and written representations that no other reports were required from certain reporting persons, the Corporation believes that during 2005 each Director, executive officer and 10% stockholder of the Corporation’s securities made timely filings of all reports required by Section 16 of the Exchange Act, with the following exceptions: Donna H. West, an executive officer of the Corporation, filed one Form 4 after the due date reporting the exercise of 1,000 options, and Allan S. Bufferd, a Director of the Corporation, filed one Form 4 after the due date reporting the exercise of 1,500 options.
STOCKHOLDER PROPOSALS
      For a proposal of a stockholder to be included in the Board of Directors’ proxy statement for the Corporation’s 2007 Annual Meeting of Stockholders, it must be received at the principal executive offices of the Corporation (123 Haven Street, Reading, Massachusetts 01867) on or before November 23, 2006. Any proposal submitted after November 23, 2006 will be considered untimely. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement.
      In addition, the Corporation’s By-Laws also provide that any stockholder wishing to have any director nominations or a stockholder proposal considered at an annual meeting must provide written notice of such nominations or stockholder proposal and certain other information as set forth in the By-Laws of the Corporation to the Secretary of the Corporation at its principal executive offices (a) not less than 75 days nor more than 120 days prior to the anniversary of the immediately preceding annual meeting of stockholders (the “Anniversary Date”) or (b) in the event that the annual meeting of stockholders is scheduled to be held on a date more than seven days prior to the Anniversary Date, not later than the close of business on (i) the 20th day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the first date on which the date of such meeting was publicly disclosed or (ii) if the first date of such public disclosure occurs more than 75 days prior to such scheduled date of such meeting, then the later of (1) the 20th day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the first date of such public disclosure or (2) the 75th day prior to such scheduled date of such meeting (or if that day is not a business day for the Corporation, on the next succeeding business day). Any stockholder desiring to submit a nomination or proposal must comply with the By-Laws of the Corporation.
      Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to stockholder proposals, other than proposals to be considered for inclusion in the Corporations’ proxy statement described above, that the Corporation receives at the principal executive officers of the Corporation (123 Haven Street, Reading, Massachusetts 01867) after February 3, 2007.
CORPORATE GOVERNANCE
      The Board of Directors approved the corporate governance guidelines originally adopted in 2000 and amended in 2005. The amended guidelines are included in Exhibit A to this Proxy Statement.
OTHER MATTERS
      The Board of Directors is not aware of any other matters which may come before the Annual Meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters shall properly come before the Annual Meeting.

INCORPORATION BY REFERENCE
      To the extent this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Corporation under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee,” “Report of the Compensation and Option Committee” and “Comparative Stock Performance by the Corporation” shall not be so incorporated, unless specifically otherwise provided in any such filing.
ANNUAL REPORT ON FORM 10-K
      The Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 as filed with the SEC is available on the Corporation’s website at www.massbank.com. Copies are also available without charge upon written request addressed to the Secretary of the Corporation, 123 Haven Street, Reading, Massachusetts 01867.
      WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU WISH TO VOTE YOUR STOCK IN PERSON AT THE ANNUAL MEETING, YOUR PROXY MAY BE REVOKED.
March 20, 2006

EXHIBIT A
MASSBANK CORP.
CORPORATE GOVERNANCE GUIDELINES
      The Board of Directors has adopted the Corporate Governance Guidelines set forth below for management of the Corporation.
Duties of Directors.

•	The business and affairs of the Corporation shall be managed by its officers under the direction of the Board of Directors.

•	Each director owes a fiduciary duty of loyalty to the Corporation.

•	Each director owes a fiduciary duty of care and diligence to the Corporation.

•	Each director, in discharging the director’s duties to the Corporation and in determining what the director reasonably believes to be in the best interest of the Corporation, may, in addition to considering the effects of any action on shareholders, consider the effects on all of the Corporation’s constituencies, including its employees, creditors, customers, the communities it serves, and the long term as well as the short-term interests of the Corporation and its shareholders.

•	Each director should take into account the interests of all shareholders.

•	Carrying out the duties and fulfilling the responsibilities of a director require a significant commitment of an individual’s time and attention, and each director is expected to ensure that his or her other commitments, including service on boards of other companies, do not materially interfere with the director’s responsibilities to the Corporation.
Director Qualifications and Board Structure

•	Not less than three-fourths of the directors shall be independent as determined under applicable rules of the Securities & Exchange Commission and NASDAQ.

•	A director may not be elected to a new term after reaching age 72.

•	Depth and breadth of business and civic experience in leadership positions (particularly in the markets served by the Corporation), other ties to the Corporation’s markets, and diversity of Board membership are criteria considered in reviewing nominees for the Board. The Corporation’s By-Laws provide for shareholder nominations in accordance with specified procedures.

•	The Board has determined not to set a limit on the maximum time an individual may serve as director or adopt policies on an ideal size for the Board or whether or not the positions of Chairman and Chief Executive Officer should be separate, in order to be free to make the choices which seem best for the Corporation at any particular time.

•	The Board will be divided into three approximately equal classes of staggered 3 year terms.
Committee Structure and Responsibilities

•	All Committee appointments shall be made by the Board. Outside directors normally serve on at least one Committee.

•	The Nominating Committee shall be comprised of at least (3) independent directors.

•	The Audit Committee and the Compensation and Option Committee shall consist solely of independent directors. With the exception of the Risk Management and Asset/ Liability Committee, a majority of members of all other Committees shall be independent directors.

•	The Executive Committee shall exercise all of the powers of the Board of Directors between meetings of the Board to the extent permitted by law. The Executive Committee will be responsible for developing a succession plan for the CEO position.

•	The Insurance Committee reviews and recommends all insurance policies of the Corporation and Bank regarding appropriate coverage of insurable risks at reasonable premium prices.

•	The Compensation and Option Committee may periodically hire an outside consulting firm to review Executive Officer and director compensation.

•	The Compensation and Option Committee recommends to the Bank Board remuneration arrangements for the Chief Executive Officer. The Compensation and Option Committee shall approve all executive incentive plans and grants thereunder. A portion of executive compensation shall be based on the performance of the Corporation and its business units. The Compensation and Option Committee shall review the performance and salary of the Chief Executive Officer and Senior Executives annually. The Compensation and Option Committee shall also annually review the compensation of the outside directors and will recommend to the Board appropriate director fees.

•	The Audit Committee shall have a charter which will be reviewed annually by the Audit Committee. Pursuant to its charter, the Audit Committee shall, among other things, appoint and discharge the independent Certified Public Accountants, review their annual audit plan and the results of their auditing activities, and establish audit fees. It shall also review the general audit plan, scope and results of the Corporation’s procedures for internal auditing, the independence and quality of service of the internal and external auditors, and the adequacy of the internal control structure and of the Corporation’s compliance program. The reports of examination of the Corporation and its subsidiaries by state and federal bank regulatory examiners shall be reviewed by the Audit Committee. The Audit Committee shall meet periodically in executive session with the independent Certified Public Accountants. It shall have authority to employ independent legal counsel and other experts.

•	The Risk Management and Asset/ Liability Committee shall have a least two outside Directors and have oversight responsibility for implementation of the enterprise risk management program of the Corporation. This program involves the identification of risks, risk measurement, guidelines for risk tolerance, development of risk controls and monitoring of risks. The risk elements generally include credit, market, liquidity, interest rate, operational, legal, reputational, fiduciary, compliance and environmental risk.

•	The Board and each committee shall have authority to employ independent legal counsel and other experts.

•	Inside directors shall not receive additional compensation for services as directors.
Committee and Board Functions

•	Financial results of the Corporation generally will be reported to the Board at each regularly scheduled meeting.

•	The Board or Executive Committee will annually review and approve the operating and capital plans (budgets).

•	Management will generally prepare each year an updated strategic plan for the Corporation, which shall be presented to the Executive Committee for its consultation, advice and approval.

•	The quarterly Report to Shareholders, SEC Form 10-K and 10-Q and FDIC Call Reports shall be reviewed by the Audit Committee.

•	The Audit and Compensation and Option Committees shall regularly report their activities to the full Board. All other committees to report their activities to the full board annually.

General Policies

•	The Board encourages active efforts to seek diversity among employees.

•	The Board believes that the Corporation and its subsidiaries should be good corporate citizens and serve the convenience and needs of their communities.

•	The Board has adopted a code of ethics which includes a code of conduct and a comprehensive policy prohibiting trading on inside information.

•	Board members have complete access to executives officers of the Corporation. Senior executives regularly attend portions of the Board Meetings to make presentations and respond to questions. The Board encourages presentations from officers (other than senior executives) who have expertise and future potential.

•	The outside directors will meet at least annually in executive sessions without management. The outside directors will select a lead director to preside at these meetings.

•	The Board believes that individual directors should not communicate on corporate issues with the press, investors or employee groups without approval of the Board or Executive Committee or at the request of management.

•	Although these corporate governance guidelines have been approved by the Board, it is expected that these guidelines will evolve over time as customary practice and legal requirements change. In particular, guidelines which encompass legal requirements as they currently exist will be deemed to be modified as and to the extent such legal requirements are modified. In addition, the guidelines may also be amended by the Board at any time as it deems appropriate.
Voted 1/17/06

MASSBANK Corp.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     By signing and returning the proxy card on the reverse side, you will be appointing GERARD H. BRANDI and REGINALD E. CORMIER, and each of them, Proxies with power of substitution to vote on your behalf at the Annual Meeting of Shareholders of MASSBANK Corp. (the “Annual Meeting”) to be held at the Sheraton Ferncroft Resort, 50 Ferncroft Road, Danvers, Massachusetts, on Tuesday, April 18, 2006 at 10:00 a.m., and at any adjournments or postponements thereof, thereby granting full power and authority to act on your behalf at the Annual Meeting, and at any adjournments or postponements thereof. In their discretion, the Proxies shall be authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponements thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

MASSBANK Corp.

Tuesday, April 18, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

òPlease detach along perforated line and mail in the envelope provided.ò

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐	FOR ALL NOMINEES	NOMINEES: ¡ Allan S. Bufferd ¡ Kathleen M. Camilli ¡ Steven W. Carr ¡ Nancy L. Pettinelli	The undersigned hereby revokes any proxy previously given and acknowledges receipt of he Notice of Annual Meeting of Shareholders and Proxy Statement and a copy of the Annual Report for the fiscal year ended December 31, 2004.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		To vote your shares for all director nominees, mark the “FOR ALL NOMINEES” box. To withhold voting for all nominees, mark the “WITHHOLD AUTHORITY FOR ALL NOMINEES” box at left. To withhold voting for a particular nominee, mark the “FOR ALL EXCEPT” box and follow instruction at left.

☐	FOR ALL EXCEPT (see instructions below)

INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

	Please check here if you plan to attend the meeting.	☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of
Shareholder

Date:

Signature of
Shareholder

Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.